UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              TAG-IT PACIFIC, INC.
             (Exact Name of Registrant as Specified in Its Charter)


             DELAWARE                                             95-4654481
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)


  21900 BURBANK BOULEVARD, SUITE 270
     WOODLAND HILLS, CALIFORNIA                                    91367
(Address of Principal Executive Offices)                        (Zip Code)

            TAG-IT PACIFIC, INC. AMENDED AND RESTATED 1997 STOCK PLAN
                            (Full Title of the Plan)

                                   COLIN DYNE
                             CHIEF EXECUTIVE OFFICER
                              TAG-IT PACIFIC, INC.
                       21900 BURBANK BOULEVARD, SUITE 270
                        WOODLAND HILLS, CALIFORNIA 91367
                     (Name and Address of Agent for Service)

                                 (818) 444-4100
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                               JOHN MCILVERY, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15821 VENTURA BOULEVARD, SUITE 525
                                ENCINO, CA 91436

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                         Proposed       Proposed
                                         Maximum        Maximum
Title of Each Class                      Offering       Aggregate     Amount Of
   of Securities        Amount To Be     Price Per      Offering    Registration
 To Be Registered      Registered (1)    Share (2)      Price           Fee
--------------------------------------------------------------------------------
   Common Stock           300,000         $4.725        $1,417,500      $115
================================================================================
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional shares of the Common Stock as may become issuable pursuant to the anti-dilution provisions of the Amended and Restated 1997 Stock Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of securities to be offered or sold pursuant to the Amended and Restated 1997 Stock Plan.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the American Stock Exchange on October 20, 2003.

         PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8 ("REGISTRATION OF ADDITIONAL SECURITIES"), THE REGISTRANT HEREBY MAKES THE FOLLOWING STATEMENT:

         On April 16, 1998, Tag-It Pacific, Inc. (the "Registrant") filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-50267) (the "Prior Registration Statement") relating to shares of Common Stock to be issued pursuant to the Tag-It Pacific, Inc. 1997 Stock Plan, as amended (the "Plan"). The Prior Registration Statement is currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statement relates and
(b) to be issued pursuant to the Plan. The contents of the Prior Registration Statement are incorporated herein by reference.

         THE  FOLLOWING   EXHIBITS  ARE  FILED  AS  PART  OF  THIS  REGISTRATION
STATEMENT:

         5.1      Opinion of Stubbs Alderton & Markiles, LLP.

         23.1     Consent of BDO Seidman, LLP

         23.2     Consent  of Stubbs  Alderton  &  Markiles,  LLP  (included  in
                  Exhibit 5.1).

         24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on this 21st day of October, 2003.

                                         TAG-IT PACIFIC, INC.
                                         (Registrant)

                                         By:        /s/ Ronda Sallmen
                                                  --------------------------
                                                  Ronda Sallmen
                                                  Chief Financial Officer

                                POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Colin Dyne and Ronda Sallmen, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

       Signature                        Title                          Date
       ---------                        -----                          ----

     /s/ Mark Dyne              Chairman of the Board of        October 21, 2003
---------------------------     Directors
Mark Dyne

     /s/ Colin Dyne             Chief Executive Officer         October 21, 2003
---------------------------     and Director
Colin Dyne

     /s/ Ronda  Sallmen         Chief Financial Officer         October 21, 2003
---------------------------
Ronda Sallmen

                                Director
---------------------------
Kevin Bermeister

     /s/ Michael Katz           Director                        October 21, 2003
---------------------------
Michael Katz

     /s/ Jonathan Burstein      Director and Vice President     October 21, 2003
---------------------------     of Operations
Jonathan Burstein

     /s/ Brent Cohen            Director                        October 21, 2003
---------------------------

Brent Cohen

     /s/ Donna Armstrong        Director                        October 21, 2003
---------------------------
Donna Armstrong

                                  EXHIBIT INDEX


Exhibit No.                     Exhibit Description
-----------                     -------------------

5.1               Opinion of Stubbs Alderton & Markiles, LLP.

23.1              Consent of BDO Seidman, LLP.

23.2              Consent  of Stubbs  Alderton  &  Markiles,  LLP  (included  in
                  Exhibit 5.1).

24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).